Exhbit 3.6

FIRST AMENDMENT
TO
FIRST AMENDED AND RESTATED
OPERATING AGREEMENT
OF
MV PARTNERS, LLC

        The undersigned Members of MV Partners, LLC, constituting all of the Members of said Company, do hereby amend the First Amended and Restated Operating Agreement of MV Partners, LLC dated September 1, 2006 ("First Amended Agreement") as follows:

        1.     Amendment to Section 1.3.    Section 1.3 of the First Amended Agreement is amended by deleting said Section in its entirety and replacing the same with the following, effective as of December 1, 2006:

          Section 1.3. Business.    Subject to the other provisions of this Agreement, the business of the Company shall be: (a) to hold, maintain, renew, explore, drill, develop and operate the Assets (as defined herein) and additional Leases; (b) to produce, collect, store, treat, deliver, market, sell or otherwise dispose of oil, gas and related hydrocarbons and minerals from the Assets and additional Leases; (c) to farm-out, sell, abandon and otherwise dispose of the Assets, additional Leases and other Company assets; (d) to enter into swaps, options, future contracts and other transactions to hedge or to otherwise minimize the risk associated with the fluctuation of prices to be received by the Company from the sale of oil, gas and related hydrocarbons and minerals from the Assets and any additional Leases acquired pursuant to the terms hereof; and (e) to take all such other actions incidental to any of the foregoing as the Manager may determine to be necessary and appropriate. Notwithstanding the foregoing and any other provision of this Agreement, the Company shall not acquire (i) any gas plant or similar facilities (other than facilities acquired as part of and at the same time as the acquisition of any of the Assets), (ii) any refining facilities or (iii) any transportation facilities except pipelines and gathering systems connecting the Assets or additional Leases acquired pursuant to the terms hereof with other gathering systems or transmission pipelines, or engage in the contract drilling business or any other business.

        2.     Amendment to Section 12.10.    Section 12.10 of the First Amended Agreement is amended by deleting said Section in its entirety and replacing the same with the following, effective as of December 1, 2006:

          Section 12.10. Third Party Beneficiaries.    MV Oil Trust, a Delaware statutory trust created under the Delaware Statutory Trust Act, shall have the right to enforce Section 1.3 of this Agreement as a third party beneficiary hereof. Except as provided immediately above, nothing in this Agreement, either express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective successors and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

        3.     Ratification.    The undersigned Members of MV Partners, LLC hereby each acknowledges and agrees that, except with respect to the forgoing amendments to Sections 1.3 and 12.10, the First Amended Agreement is hereby ratified and confirmed in all respects, and all rights and obligations thereunder shall continue in full force and effect.

        4.     Counterparts.    This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this certificate by telecopy shall be effective as delivery of a manually executed counterpart of this certificate.

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[Signature Page Follows]

Counterpart Signature Page
To
FIRST AMENDMENT TO
FIRST AMENDED AND RESTATED
OPERATING AGREEMENT OF
MV PARTNERS, LLC

CLASS A MEMBER:

MV ENERGY, LLC

By:	MURFIN, INC., Member
By:
David L. Murfin, Chairman of the Board

Date: December 1, 2006

CLASS B MEMBER:

VAP-I, LLC

By:	MV ENERGY, LLC, Manager of VAP-I, LLC
By:	MURFIN, INC., Member of MV Energy, LLC
By:
David L. Murfin, Chairman of the Board

Date: December 1, 2006

Counterpart Signature Page
To
FIRST AMENDMENT TO
FIRST AMENDED AND RESTATED
OPERATING AGREEMENT OF
MV PARTNERS, LLC

CLASS A MEMBER:

MV ENERGY, LLC

By:	VESS ACQUISITION GROUP, LLC, Member
By:	VESS ENERGY, LLC, Managing Member
By:
J. Michael Vess, Managing Member

Date: December 1, 2006

CLASS B MEMBER:

VAP-I, LLC

By:	VESS ACQUISITION GROUP, LLC, Member of MV Energy, LLC
By:	VESS ENERGY, LLC, Managing Member
By:
J. Michael Vess, Managing Member

Date: December 1, 2006